UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

SAFE & GREEN HOLDINGS CORP.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 14, 2026

SAFE & GREEN HOLDINGS CORP.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38037	95-4463937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1207, Building C N FM 3083 Rd E

Conroe, TX 77304

(Address of Principal Executive Offices, Zip Code)

(Former name or former address, if changed since last report.)

Registrant’s telephone number, including area code: 646-240-4235

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01	SGBX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events

On January 14, 2026, at 1:00 p.m. Eastern time, Safe & Green Holdings Corp. (the “Company”) convened its 2025 Annual Meeting of Stockholders (the “Annual Meeting”). At that time, there were not present or represented by proxy a sufficient number of shares of the Company’s common stock to constitute a quorum. Accordingly, the Company adjourned the Annual Meeting without any business being conducted. The adjourned meeting will reconvene virtually on January 28, 2026, at 1:00 P.M. Eastern Time, to vote on the proposals described in the proxy statement filed with the Securities and Exchange Commission (“SEC”) on December 19, 2025. The close of business on November 21, 2025, will continue to be the record date for the determination of stockholders of the Company entitled to vote at the reconvened Annual Meeting.

During the period of the adjournment, the Company will solicit proxies from its stockholders with respect to the proposals set forth in the Company’s proxy statement. Proxies previously submitted in respect of the Annual Meeting will be voted at the adjourned meeting unless properly revoked.

No changes have been made to the proposals to be voted on by stockholders at the Annual Meeting. The Company’s proxy statement and any other materials filed by the Company with the SEC remain unchanged and can be obtained free of charge at the SEC’s website at www.sec.gov.

On January 15, 2026, the Company issued a press release announcing the adjournment of the Annual Meeting. A copy of this press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description
99.1	Press Release dated January 14, 2026
104	Cover Page Interactive Data File (embedded within the inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SAFE & GREEN HOLDINGS CORP.

Dated: January 14, 2026	By:	/s/ Michael McLaren
Name: Michael McLaren
Title: Chief Executive Officer

Exhibit 99.1

Safe & Green Holdings Corp. Adjourns 2025 Annual Meeting Due to Lack of Quorum

Company Schedules Virtual Reconvening for Jan. 28, 2026; Proxy Solicitation to Continue

CONROE, Texas, January 14, 2026 (GLOBE NEWSWIRE) -- via IBN - Safe & Green Holdings Corp. (NASDAQ: SGBX) (“Safe & Green” or the “Company”) announced today that its 2025 Annual Meeting of Stockholders, convened on Jan. 14, 2026, was adjourned after a quorum was not present in person or by proxy. As a result, no business was conducted at the meeting.

The Company will reconvene the Annual Meeting virtually on Jan. 28, 2026, at 1:00 p.m. Eastern time, at which time stockholders will vote on the proposals described in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on Dec. 19, 2025. The record date for determining stockholders entitled to vote remains Nov. 21, 2025.

During the adjournment period, Safe & Green will continue to solicit proxies in connection with the proposals outlined in the proxy materials. Shareholders are urged to promptly submit their proxies in order to achieve quorum at the January 28 meeting. Proxies previously submitted will be voted at the reconvened meeting unless properly revoked. No changes have been made to the proposals or related materials, which are available free of charge on the SEC’s website.

About Safe & Green Holdings Corp.

Safe & Green Holdings Corp. is an industrial holding company focused on acquiring, operating, and scaling businesses that provide engineered solutions across industrial, energy, and infrastructure markets. Through its subsidiaries, including Giant Containers, the Company delivers high-quality modular and containerized systems designed for rapid deployment and long-term performance.

Investors:

investors@safeandgreenholdings.com

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